Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.’s 333-53928 and 333-99641) and Form S-8 (File No.’s 333-35201, 333-56269, 333-60412, 333-64052, 333-82820 and 333-99227) of Scios Inc. of our report dated February 7, 2003, except as to Note 20, which is as of February 10, 2003, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

March 14, 2003